UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 5, 2008

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:    (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

⃞ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

In accordance with General Instruction B.2. of Form 8-K, all of the information furnished in Items 2.02 and 7.01 of this report and the accompanying exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.02 -   Results of Operations and Financial Condition

On November 5, 2008, the Company issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter ended September 30, 2008.

Item 7.01 -   Regulation FD Disclosure

On November 5, 2008, the Company issued the news release attached hereto as Exhibit 99.2 reporting plans for fourth quarter 2008 capital spending and providing an update on operations. The news release included estimates for planned expenditures for exploration and development activities for fiscal 2008.  This information was furnished to update public disclosure of the Company’s plans for exploration and development expenditures for 2008.  The Company cautions users of this information that the estimates provided in this Exhibit 99.2 are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates.  The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

Item 9.01 -   Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Items 2.02 and 7.01 of this report.

Exhibit Number	Description

99.1	News release dated November 5, 2008 by Clayton Williams Energy, Inc. announcing third quarter 2008 results.

99.2	News release dated November 5, 2008 by Clayton Williams Energy, Inc. announcing update on operations and planned expenditures for exploration and development activities for fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	November 5, 2008	By:	//s// L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	November 5, 2008	By:	//s// Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief
Financial Officer